UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 7, 2010

Minn-Dak Farmers Cooperative

(Exact name of Registrant as Specified in its Charter)

North Dakota

(State Or Other Jurisdiction Of Incorporation)

33-94644	23-7222188
(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, ND
58075
(Address Of Principal Executive Offices)	(Zip Code)

(701) 642-8411

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Minn-Dak Farmers Cooperative (the “Company”) held its 2010 Annual Meeting of Shareholders on December 7, 2010. The only matter before shareholders was the election of three directors, one from each of Districts 2, 3 and 9.  Each eligible holder of common stock is entitled to one vote in any meeting of the shareholders, regardless of the number of preferred shares held.  Only shareholders of a district are entitled to vote in the election of directors of that district.

From District 2, there were 10 shareholders present at the Annual Meeting.  The District 2 shareholders re-elected Russ Mauch as a director. Mr. Mauch ran unopposed and was re-elected by unanimous consent of the shareholders.

From District 3, there were 16 shareholders present at the Annual Meeting.  The District 3 shareholders re-elected Dennis Klosterman as a director. Mr. Klosterman ran unopposed and was re-elected by unanimous consent of the shareholders.

From District 9, there were 43 shareholders present at the Annual Meeting.  The District 9  shareholders re-elected Dennis Butenhoff as a director.  Of the 43 shareholders, 36 voted for Mr. Butenhoff, 6 voted for Blane Benedict and one abstained.

Each director re-elected at the 2010 Annual Meeting serves a three year term ending with the 2013 Annual Meeting of Shareholders. No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

By:	/s/	David H. Roche
David H. Roche President and Chief Executive Officer

Date:   December 10, 2010